Amended and Restated Sub-Advisory Agreement between Nomura Asset Management U.S.A. Inc. and McKinley Capital Management, LLC is incorporated by reference to Exhibit (d)(13) of Post-Effective Amendment No. 37 to the Registration Statement as filed with the SEC on May 20, 2009 (SEC Accession No. 0001193125-09-115850).